UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 4, 2013

Jarden Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13665	35-1828377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Theodore Fremd Avenue, Rye, New York	10580
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (914) 967-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 4, 2013, Jarden Corporation (the “Company”) entered into an underwriting agreement (the “Agreement”) with Barclays Capital Inc. (“Barclays Capital”), as representative of the several underwriters named in Schedule I to the Agreement (the “Underwriters”). Pursuant to the terms and conditions of the Agreement, the Company agreed to sell 15,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), at a price to the public of $47.00 per share (the “Offering”). In addition, the Company granted the Underwriters a 30-day option to purchase up to 2,250,000 additional shares of Common Stock. The Company expects to close the Offering on or about June 10, 2013, subject to the satisfaction of various customary closing conditions.

The Agreement contains customary representations, warranties, conditions to closing, indemnification and obligations of the parties. The Company has also agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriters may be required to make in respect of those liabilities.

Certain of the Underwriters or their respective affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the Company and its affiliates, for which they have received customary fees and expenses. Affiliates of certain of the Underwriters are agents and/or lenders (i) under the Company’s senior secured credit facility, including Barclays Bank PLC, an affiliate of Barclays Capital, as a lender and the administrative and collateral agent, Barclays Capital, as the sole lead arranger and a joint book-running manager, J.P. Morgan Securities LLC, as joint book-running manager, JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, as a co-documentation agent and a lender, Royal Bank of Canada, an affiliate of RBC Capital Markets, LLC, as a lender, SunTrust Bank, an affiliate of SunTrust Robinson Humphrey, Inc., as a co-documentation agent and a lender, SunTrust Robinson Humphrey, Inc., as a joint book-running manager, and Credit Suisse AG, Cayman Islands Branch, an affiliate of Credit Suisse Securities (USA) LLC, as a lender; (ii) under the Company’s securitization facility, SunTrust Robinson Humphrey, Inc., as administrator; and (iii) in connection with the Company’s share repurchase program, the Company had previously entered into accelerated stock repurchase agreements with certain of the Underwriters. In addition, Barclays Capital is acting as advisor to Yankee Candle Investments LLC (“Yankee Candle”), a Delaware limited liability company, in connection with the Company’s proposed acquisition of Yankee Candle.

The shares of Common Stock were offered pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-190687). A copy of the Agreement is attached hereto as Exhibit 1.1, and the description of the terms of the Agreement in this Item 1.01 is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Item 8.01	Other Events.

On September 4, 2013, the Company issued a press release regarding the upsizing and pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The above does not and shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are hereby furnished as part of this Current Report on Form 8-K:

Number	Exhibit

1.1	Underwriting Agreement, dated September 4, 2013, between Jarden Corporation and Barclays Capital Inc., as representative of the several underwriters named therein.

99.1	Press Release of Jarden Corporation, dated September 4, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 6, 2013

JARDEN CORPORATION

By:	/s/ John E. Capps
	Name:	John E. Capps
	Title:	Executive Vice President, General Counsel and Secretary

Exhibit Index

Number	Exhibit

1.1	Underwriting Agreement, dated September 4, 2013, between Jarden Corporation and Barclays Capital Inc., as representative of the several underwriters named therein.

99.1	Press Release of Jarden Corporation, dated September 4, 2013.